Exhibit 5.1

McGuireWoods LLP 1251 Avenue of the Americas 20th Floor New York, NY 10020 Phone: 212.548.2100 www.mcguirewoods.com

October 26, 2023

Biofrontera Inc.

120 Presidential Way, Suite 330

Woburn, Massachusetts 01801

RE: Biofrontera Inc., a Delaware corporation

Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Biofrontera Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (File No. 333-274871) filed by the Company with the Securities and Exchange Commission (“SEC”), including a related prospectus filed with the Registration Statement and any subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to a public offering of a proposed maximum aggregate offering price of $15,000,000 of either (a) shares of the Company’s common stock, par value $0.001 per share (such shares, together with any additional shares of the Company’s common stock, par value $0.001 (the “Common Stock”), that may be sold by the Company pursuant to Rule 462(b) under the Securities Act, the “Shares”) or (b) pre-funded warrants to purchase one share of Common Stock (such pre-funded warrants, together with any additional pre-funded warrants to purchase one share of Common Stock, that may be sold by the Company pursuant to Rule 462(b) under the Securities Act, the “Pre-Funded Warrants”) per Pre-Funded Warrant and, in the case of both (a) and (b) above, warrants to purchase one and one-half shares of the Common Stock (such warrants, together with any additional warrants to purchase one and one-half shares of Common Stock, that may be sold by the Company pursuant to Rule 462(b) under the Securities Act, the “Warrants”) per Warrant, specified in the Registration Statement, to be sold by the Company pursuant to the Placement Agency Agreement and/or a Securities Purchase Agreement (each as defined below). The shares issuable upon the exercise of the Pre-Funded Warrants and the shares issuable upon the exercise of the Warrants are referred to herein collectively as the “Underlying Shares”. This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-1 and Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Registration Statement.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) the Registration Statement, including the exhibits being filed therewith;

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Biofrontera Inc.

October 26, 2023

(b) the form of Placement Agency Agreement filed as Exhibit 1.1 to the Registration Statement (the “Placement Agency Agreement”);

(c) the form of Securities Purchase Agreement filed as Exhibit 10.32 to the Registration Statement (the “Securities Purchase Agreement”);

(d) the form of Warrant Agency Agreement filed as Exhibit 4.14 to the Registration Statement (the “Warrant Agency Agreement”);

(e) the form of Warrant filed as Exhibit 4.12 to the Registration Statement (the “Warrant”); and

(f) the form of Pre-Funded Warrant filed as Exhibit 4.13 to the Registration Statement (the “Pre-Funded Warrant”).

As used herein, the Placement Agency Agreement, each Securities Purchase Agreement and the Warrant Agency Agreement are referred to, together, as the “Subject Documents.”

Also, we have examined and relied upon the following:

(i) (A) true and correct copies of the amended and restated certificate of incorporation and amended and restated bylaws of the Company, each as in effect the date hereof and as amended to date, and (B) the resolutions of the Board of Directors of the Company authorizing (1) the filing of the Registration Statement by the Company and (2) the issuance of the Shares, the Pre-Funded Warrants, the Warrants and the Underlying Shares by the Company subject to further authorization for the issuance, execution, delivery and performance by proper action of the Company’s Board of Directors or a committee thereof (the “Authorizing Resolutions”) with respect to the pricing of the Shares, Pre-Funded Warrants and Warrants; and

(ii) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the Delaware General Corporation Law and the laws of the State of New York.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof, (ii) representations of the Company as set forth in the Subject Documents (if any) and (iii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

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(b) Signatures. The signatures of individuals who have signed the Subject Documents are genuine and (other than those of individuals signing on behalf of the Company at or before the date hereof) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents. All forms of documents are substantially identical to the corresponding documents that will be filed with the appropriate government agency or executed by the applicable parties.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All parties to the Subject Documents are or will be, as of the date the applicable Subject Document is executed and delivered, validly existing and in good standing in their respective jurisdictions of formation and have or will have, as of the date the applicable Subject Document is executed and delivered, the capacity and full power and authority to execute, deliver and perform such Subject Document and the documents required or permitted to be delivered and performed thereunder, except that no such assumption is made as to the Company as of the date hereof. All individuals who have signed the Subject Documents will have, as of the date the applicable Subject Document is executed and delivered, the legal capacity to execute such Subject Document.

(e) Authorization, Execution and Delivery of the Subject Documents. The Subject Documents and the documents required or permitted to be delivered thereunder will have been duly authorized by all necessary corporate, limited liability company, business trust, partnership or other action on the part of the parties thereto and have been or will be, as of the date the applicable Subject Document is executed and delivered, duly executed and delivered by such parties, except that no such assumption is made as to the Company.

(f) Registration. The Registration Statement shall have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded.

(g) No Mutual Mistake, Amendments, etc. There has not been, and will not be, as of the date of the applicable Subject Document, any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares, the Pre-Funded Warrants, the Warrants, and the Underlying Shares as contemplated by the Registration Statement, Prospectus, and the applicable Subject Documents. There are and will be no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Subject Documents.

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Our Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

(1) when (a) Authorizing Resolutions with respect to the Shares have been adopted, (b) the terms for the issuance and sale of the Shares have been established in conformity with such Authorizing Resolutions, (c) the Shares have been issued and sold as contemplated by the Registration Statement, the Prospectus, the Placement Agency Agreement and a Securities Purchase Agreement (if applicable) (d) the Company has received the consideration provided for in the Prospectus, the Placement Agency Agreement and/or the applicable Securities Purchase Agreement, and (e) such consideration for the Shares is not less than the amount specified in the applicable Authorizing Resolutions, such Shares will be validly issued, fully paid and non-assessable;

(2) the Pre-Funded Warrants, when (a) Authorizing Resolutions with respect to the Pre-Funded Warrants have been adopted, (b) the terms of the Pre-Funded Warrants and for their issuance have been established in conformity with such Authorizing Resolutions, (c) the Pre-Funded Warrants have been issued as contemplated by the Registration Statement, the Prospectus and the applicable Subject Documents and (d) the Pre-Funded Warrants have been authenticated or countersigned in accordance with the provisions of the Placement Agency Agreement and the Pre-Funded Warrant, the Pre-Funded Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York;

(3) the Warrants, when (a) Authorizing Resolutions with respect to the Warrants have been adopted, (b) the terms of the Warrants and for their issuance have been established in conformity with such Authorizing Resolutions, (c) the Warrants have been issued as contemplated by the Registration Statement, the Prospectus and the applicable Subject Documents and (d) the Warrants have been authenticated or countersigned in accordance with the provisions of the Warrant Agency Agreement and the Warrant, the Warrants will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, under the laws of the State of New York;

(4) the Underlying Shares issuable upon the exercise of the Pre-Funded Warrants and the Warrants, when (a) Authorizing Resolutions with respect to the Pre-Funded Warrants and Warrants have been adopted, (b) the terms of the Pre-Funded Warrants and Warrants and for their issuance have been established in conformity with such Authorizing Resolutions, (c) the Pre-Funded Warrants and Warrants have been issued as contemplated by the Registration Statement, the Prospectus and the applicable Subject Documents and (d) the Pre-Funded Warrants and Warrants have been authenticated or countersigned in accordance with the provisions of the applicable Subject Documents and, when issued upon exercise of the Pre-Funded Warrants or Warrants, as applicable, upon payment of the applicable exercise price therefor in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

Qualification and Limitation Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations.

(a) Applicable Law. Our opinions are limited to the Applicable Law, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

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(c) Equitable Principles. Our opinions are subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing.

Miscellaneous

The foregoing opinions are being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the effective date of the Registration Statement. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Registration Statement, to the incorporation by reference of this letter into any subsequent registration statement on Form S-1 filed by the Company pursuant to Rule 462(b) of the Securities Act, and to the reference to our firm in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ McGuireWoods LLP

McGuireWoods LLP

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